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                                                                     EXHIBIT 15b



ACCOUNTANTS' LETTER RE: UNAUDITED FINANCIAL INFORMATION

Shareholders and Board of Directors
Sanderson Farms, Inc.

We are aware of the incorporation by reference in Registration Statements (Form S-8 No. 33-67474 and Form S-8 No. 333-92412) pertaining to the Sanderson Farms, Inc. and Affiliates Stock Option Plan of our report dated May 21, 2003 relating to the unaudited condensed consolidated interim financial statements of Sanderson Farms, Inc. that are included in its Form 10-Q for the quarter ended April 30, 2003.


                                              /s/ Ernst and Young LLP


Jackson, Mississippi
May 23, 2003